UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2011

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of Principal Executive Offices)	(Zip Code)

(310) 252-2000

Registrant’s telephone number, including area code:

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Election of Director.

On November 10, 2011, the Board of Directors of Mattel, Inc. (“Mattel”) elected Dirk Van de Put as a new director of Mattel, effective as of December 1, 2011. The election will increase the number of Mattel directors from 11 to 12. In accordance with Mattel’s director compensation program, Mr. Van de Put will be entitled to a retainer of $100,000 and a grant of restricted stock units valued at $100,000 based on the closing price of Mattel’s common stock on the grant date of December 1, 2011.

Mr. Van de Put, 51, has served as president and chief executive officer of McCain Foods Limited (“McCain”) since July 2011. Prior to that, Mr. Van de Put served as chief operating officer of McCain and was responsible for overseeing the company’s integrated global supply chain. Prior to joining McCain, Mr. Van de Put served as chief executive officer of Novartis AG, a $3-billion global over-the-counter consumer health business. Mr. Van de Put has also held senior executive positions at other large corporations, including president of the Americas division at Groupe Danone, president of the Caribbean division of the Coca-Cola Company and over a decade of leadership positions with Mars, Inc., one of the world’s leading food manufacturers.

Mr. Van de Put has not yet been named to a committee of the Board of Directors.

There are no transactions between Mr. Van de Put and Mattel that would be reportable under Item 404(a) of Regulation S-K.

Item 5.02.	Departure of Director.

On November 10, 2011, Tully M. Friedman, a Mattel director since 1984, notified the Chairman of Mattel’s Board of Directors that he intends to retire from the Board of Directors at the end of his current term. Accordingly, Mr. Friedman will not stand for re-election as a director at Mattel’s Annual Meeting of Stockholders, which will be held in May 2012. Given Mr. Friedman’s intention to retire from the Board of Directors at that time, the independent directors of the Board of Directors have selected Christopher A. Sinclair to succeed Mr. Friedman as independent presiding director and as chair of the Executive Committee of the Board of Directors, effective as of November 10, 2011. In addition to these new roles on the Board of Directors, Mr. Sinclair will retain his current responsibilities as chair of the Audit Committee. Mr. Friedman will retain his current responsibilities as chair of the Finance Committee and will continue to serve as a member of the Executive and Compensation Committees of the Board of Directors through the end of his term.

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

On November 10, 2011, Mattel issued a press release regarding the election of Mr. Van de Put and the announced retirement of Mr. Friedman from the Board of Directors, a copy of which is furnished as Exhibit 99.1 hereto. This exhibit is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired: None

(b)	Pro forma financial information: None

(c)	Shell company transactions: None

(d)	Exhibits:

This exhibit is furnished pursuant to Item 7.01 hereof and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

Exhibit No.	Exhibit Description

99.1	Press release dated November 10, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.

Date: November 10, 2011	By:	/s/ ROBERT NORMILE
Name: Robert Normile Title: Executive Vice President, Chief Legal Officer and Secretary